     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 1996

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                           BEVERLY ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                   5111 ROGERS AVENUE, SUITE 40-A          95-4100309
(State or Other Jurisdiction of       FORT SMITH, ARKANSAS  72919           (I.R.S. Employer
Incorporation or Organization)                                             Identification No.)

          (Address of Principal Executive Offices Including Zip Code)

                            -----------------------

                           BEVERLY ENTERPRISES, INC.
                         1996 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                            -----------------------

                             ROBERT W. POMMERVILLE
                           Executive Vice President,
                          General Counsel & Secretary
                           Beverly Enterprises, Inc.
                         5111 Rogers Avenue, Suite 40-A
                          Fort Smith, Arkansas  72919
                    (Name and Address of Agent For Service)

                            -----------------------

                                 (501) 452-6712
         (Telephone Number, Including Area Code, of Agent For Service)

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum       Proposed Maximum
 Title of Securities         Amount to be           Offering Price           Aggregate                Amount of
  to be Registered            Registered              Per Share            Offering Price         Registration Fee
- ------------------------------------------------------------------------------------------------------------------
  Common Stock, par          4,000,000(1)             $12.13(2)              $48,520,000               $16,732
  value $.10 per share
- ------------------------------------------------------------------------------------------------------------------

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement on Form S-8 (this "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described in this Registration Statement. (3)

(1) This Registration Statement registers the issuance or transfer of: (i) 4,000,000 shares of common stock, par value $.10 per share (the "Shares"), of Beverly Enterprises, Inc., a Delaware corporation (the "Company"), presently reserved for issuance under the Beverly Enterprises, Inc. 1996 Long-Term Incentive Plan (the "Plan"), (ii) additional Shares that become available under the Plan in connection with certain changes in the number of outstanding Shares because of such things as recapitalizations, stock dividends, and stock splits, and (iii) any other securities with respect to which the outstanding Shares are converted or exchanged.

(2) Pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act, the Company has determined the proposed maximum offering price per Share to be $12.13. This price is the average of the high and low prices for a Share on June 19, 1996, a date within five business days before the filing of this Registration Statement. Pursuant to Paragraph (h) of Rule 457, the Company does not owe a separate registration fee with respect to the Plan interests.

(3) These Plan interests may include awards of restricted stock, incentive stock options, non-qualified stock options, performance shares, performance units, or other stock unit awards.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information requested in Part I of this Registration Statement is included in the prospectus for the Plan, which the Company has excluded from this Registration Statement in accordance with the instructions to Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents that the Company has previously filed with the Commission are hereby incorporated by reference into this Registration
Statement:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

    2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

    3. The Proxy Statement dated May 2, 1996 (except for the information under the captions "Compensation Committee Report on Executive Compensation" and "Performance Graph").

    4. The description of the Shares set forth in the Company's Registration Statement on Form 8-A, filed with the Commission on August 21, 1990, under which the Company registered the Shares under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

         All reports and other documents that the Company subsequently files with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post- effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. The Company's file number with the Commission is 1-9550.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law, the Company's certificate of incorporation and bylaws, and the Company's indemnification agreements between the Company and its officers and directors provide that the Company will indemnify them to the full extent permitted by the Delaware General Corporation Law for liabilities and expenses that they may incur in their capacities as directors and officers of the Company. Generally, the Company will indemnify its directors and officers with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. With respect to any criminal action or proceeding, the director or officer must also not have had any reasonable cause to believe that his or her actions were unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.

ITEM 8.  EXHIBITS.

         EXHIBIT NO.                 DESCRIPTION
         -----------                 -----------
             4.1       Beverly Enterprises, Inc. 1996 Long-Term Incentive Plan

             5.1       Opinion of Gibson, Dunn & Crutcher LLP

             23.1      Consent of Gibson, Dunn & Crutcher LLP

             23.2      Consent of Ernst & Young LLP

ITEM 9.  UNDERTAKINGS.

         A. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
        Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         [SIGNATURES ON THE NEXT PAGE]

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on this 13th day of June, 1996.


                                BEVERLY ENTERPRISES, INC.


                                By:  /s/  DAVID R. BANKS
                                   ---------------------------------------------
                                   Name:    David R. Banks
                                   Title:   Chairman of the Board,
                                            Chief Executive Officer and Director


        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     NAME AND SIGNATURE                                     TITLE                                   DATE
     ------------------                                     -----                                   ----
/s/ DAVID R. BANKS                             Chairman of the Board, Chief Executive           June 13, 1996
- --------------------------------               Officer and Director
David R. Banks


/s/ BOYD H. HENDRICKSON                        President, Chief Operating Officer and           June 13, 1996
- --------------------------------               Director
Boyd W. Hendrickson


/s/ SCOTT M. TABAKIN                           Senior Vice President, Controller,               June 13, 1996
- --------------------------------               Chief Accounting Officer, and Acting
Scott M. Tabakin                               Chief Financial Officer


/s/ BERYL F. ANTHONY, JR.                      Director                                         June 13, 1996
- --------------------------------
Beryl F. Anthony, Jr.


/s/ JAMES R. GREENE                            Director                                         June 13, 1996
- --------------------------------
James R. Greene


/s/ EDITH E. HOLIDAY                           Director                                         June 13, 1996
- --------------------------------
Edith E. Holiday

/s/ JON E. M. JACOBY                           Director                                         June 13, 1996
- --------------------------------
Jon E. M. Jacoby


/s/ RISA J. LAVIZZO-MOUREY, M.D.               Director                                         June 13, 1996
- --------------------------------
Risa J. Lavizzo-Mourey, M.D.

/s/ LOUIS W. MENK                              Director                                         June 13, 1996
- --------------------------------
Louis W. Menk


/s/ MARILYN R. SEYMANN                         Director                                         June 13, 1996
- --------------------------------
Marilyn R. Seymann

                                 EXHIBIT INDEX

   EXHIBIT NO.                        DESCRIPTION                                                  PAGE NO.
   -----------                        -----------                                                  --------
       4.1       Beverly Enterprises, Inc. 1996 Long-Term Incentive Plan..........................    8

       5.1       Opinion of Gibson, Dunn & Crutcher LLP...........................................    23

       23.1      Consent of Gibson, Dunn & Crutcher LLP (included in
                 Exhibit 5.1).....................................................................    N/A

       23.2      Consent of Ernst & Young LLP.....................................................    26